EXHIBIT 99.1

Bright Mountain Acquisition Corporation	June 25th 2015

(OTCQB: BMAQ)

Bright Mountain's Q1 2015 Website Traffic Quintuples since Q1 2014

Bright Mountain Acquisition Corporation (OTCQB: BMAQ) is a media holding company which owns, acquires and monetizes website assets in the Military and Public Safety sector.

The company has grown from one website in March, 2013 to twenty as of June 1, 2015 with plans for additional acquisitions and rapid growth over the next one to three years.

Results for the Year ended December 31, 2014, (as compared to December 31, 2013):

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Total revenue increased 81% to $1,169,186 (from $647,603 in 2013)

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Advertising and subscriptions revenue $118,792 up 1,633% (from $6,852 in 2013)

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Product revenue increased 64% to $1,050,394 (from $640,751 in 2013)

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Website traffic increased 1,465% to 13,142,000 visitors in 2014 (from 840,000 in 2013)

Results for the three months ended March 31, 2015, (as compared to the three months ended March 31, 2014):

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Total revenue increased 45% to $310,083, (from $213,370 in 2014)

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Advertising and subscription revenue, increased 359% to $48,359, (from $10,540 in 2014)

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Product revenue increased 29% to $261,724, (from $202,830 in 2014)

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Website traffic increased 424% to 7,723,000 visitors (from 1,475,000 in 2014)

Corporate Information:  www.bmaq.com

Bright Mountain Acquisition Corporation

Trading Symbol: (OTCQB: BMAQ)
Fifty two-week Price Range:  $0.65 - $0.80
Shares Outstanding: 34,160,059

For More Information Please Contact:

Investor Relations

Andrew Barwicki, Inc

30 Wall Street, 8th Floor

New York, NY 10005

(516) 662-9461

Email:  andrew@barwicki.com

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state. The information and opinions contained in this communication are for background purposes only, and does not purport to be full or complete.  This communication contains forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived from utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.

Bright Mountain Acquisition Corporation files annual, quarterly and current reports and other information with the Securities and Exchange Commission which readers should consult. Certain of its SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review Bright Mountain Acquisition Corporation's filings with the Securities and Exchange Commission in their entirety.